                                                                               .
                                                                               .
                                                                               .

                                   EXHIBIT 21
                                  SUBSIDIARIES

NAME                                              JURISDICTION OF INCORPORATION
----                                              -----------------------------
United Bank & Trust                                          Michigan
United Bank & Trust - Washtenaw                              Michigan

                                    Page 22